STANDEX INTERNATIONAL CORPORATION ●SALEM, NH 03079 ●TEL (603) 893-9701 ●FAX (603) 893-7324 ●WEB www.standex.com

Contact:

Roger L. Fix, CEO                                                                                                FOR IMMEDIATE RELEASE

InvestorRelations@Standex.com

(603) 893-9701

Standex announces appointment of tom debyle as chief financial officer
Seasoned Finance Executive Brings International Management Experience

SALEM, NH – March 19, 2008. . . . Standex International Corporation today announced that it has named Thomas DeByle, 48, to the position of Chief Financial Officer, effective immediately.  As chief financial officer, DeByle will be responsible for external reporting, financial planning and analysis, treasury, tax, internal audit, information technology, risk management and investor relations.  He will report to Roger Fix, Standex’s President and Chief Executive Officer.

“We are excited to bring aboard a financial executive of Tom’s caliber as our new chief financial officer,” said Fix.  “Tom has more than 25 years of financial management experience, including senior roles at large multinational industrial manufacturing companies.  We expect his extensive and successful experience working with publicly held companies with multiple operating units will be instrumental in our efforts to expand our operations in the US and internationally.  We are proud to welcome him to our executive team.1”

Before joining Standex, DeByle spent over 6 years at Ingersoll Rand, a leading diversified industrial firm.  At Ingersoll Rand, he held a series of financial management positions of increasing responsibility culminating in his appointment as Chief Financial Officer for the Compact Vehicle Technology Sector with annual sales of $2.9 billion which included the Club Car and Bobcat product brands.  DeByle’s tenure at Ingersoll Rand also included serving as Vice President of Finance for the company’s Climate Control Sector which included the Thermo King and Hussmann business units in Europe.  Before Ingersoll Rand, DeByle spent five years working for the Enerpac division of Actuant Corporation in senior financial management positions in both the US and Europe.  Earlier in his career, DeByle worked for five years at Milwaukee-based Johnson Controls and six years at two regional public accounting firms.

DeByle holds a Master of Business Administration from Marquette University and a Bachelor of Science in accounting from St. Norbert College, and is a CPA, CFA and CMA.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Air Distribution Products Group, Engineered Products Group, Engraving Group and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil and China. For additional information, visit the company's website at www.standex.com.

1Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are uncertainty in conditions in the general domestic and international economy including more specifically increases in raw material costs, conditions in the food services equipment markets, the heavy construction vehicle market, the new residential construction market, the impact of delays in OEM new design cycles in the automotive industry, reduced capital spending by customers, and delays in the commencement of new projects in the aerospace, aviation and energy end markets we service and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2007, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the company may elect to update forward-looking statements at some point in the future, the company and management specifically disclaim any obligation to do so, even if management's estimates change.

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